Exhibit 13.1

Secure Your Cytonics Shares Pursuant to the terms of the Articles of Incorporation, as amended, of Cytonics Corporation (the "Company"), you are hereby being granted notice of the opportunity to exercise your participation rights to purchase your proportionate share of Common Stock to be sold by the Company (the "Participation Right"). The Company has filed with the Securities and Exchange Commission a Form 1-A offering statement (the "Offering Statement") seeking to qualify up to 8,000,000 shares of the Company's Common Stock at a price of $3.00 per share (the "New Issue Securities"). The New Issue Securities will be sold pursuant to Regulation A of the Securities Act of 1933, as amended. Pursuant to the Participation Right, you are being given the opportunity to reserve for purchase such number of shares of the New Issue Securities to maintain an equivalent percentage ownership in the Company. This reservation is non-binding, however, a response must be received within five (5) business days to have your shares reserved under the Participation Right. Once qualified by the Securities and Exchange Commission, the Company will contact holders who have provided notice to exercise their Participation Right. Holders may choose to waive the right at that time, as the reservation pursuant to this notice is non-binding. Holders choosing to exercise their Participation Right will be requires to complete their investment through the Company's placement agent, StartEngine Primary, LLC, by making the investment through the offering page located at www.startengine.com. To confirm your intention to exercise your Participation Right, please fill out the form below. Thank you, Joey Bose CEO of Cytonics Corporation CYTONICS CORPORATION IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM